                                                                  Exhibit (h)(7)

                       WAIVER AND REIMBURSEMENT AGREEMENT



                  Agreement ("Agreement") dated as of the 28th day of July, 2000 by and among Excelsior Tax-Exempt Funds, Inc., a Maryland corporation and a registered investment company under the Investment Company Act of 1940, as amended ("Excelsior Tax-Exempt"), and United States Trust Company of New York, a state-chartered bank and trust company ("United States Trust"), U.S. Trust Company, a Connecticut state bank and trust company ("U.S. Trust" and together with United States Trust, the "Advisers") and U.S. Trust Company, N.A., a national bank ("U.S. Trust NA").

                                   BACKGROUND

                  United States Trust and U.S. Trust serve as investment advisers to each portfolio of Excelsior Tax-Exempt pursuant to an Investment Advisory Agreement among the Advisers and Excelsior Tax-Exempt dated as of May 31, 2000.

                  U.S. Trust NA serves as sub-adviser to the California Tax-Exempt Income Fund.

                  The parties to this Agreement wish to provide for an undertaking by the Adviser to limit investment advisory or other fees or reimburse expenses of each of the portfolios of Excelsior Tax-Exempt in order to improve the performance of each such portfolio.

                                    AGREEMENT

                  THEREFORE, in consideration of the foregoing, the parties intending to be legally bound, hereby agree as follows:

                  The Advisers shall, from the date of this Agreement until March 31, 2001, waive all or a portion of their investment advisory fees and/or reimburse expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense ratios of the portfolios of Excelsior Tax-Exempt shall not exceed the amounts set forth on Exhibit A hereto.

                  [The Sub-Adviser shall, from the date of this Agreement until March 31, 2001, waive all or a portion of its investment sub-advisory fee and/or reimburse expenses in amounts necessary so that after such waiver and/or reimbursement, the maximum total operating expense ratio of the California Tax-Exempt Income Fund shall not exceed the amounts set forth on Exhibit B hereto.]

                  The Advisers and Sub-Adviser acknowledges and agrees that they shall not be entitled to collect on or make a claim for waived fees or reimbursed expenses at any time in the future.

                  This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its conflict of law provisions. This Agreement may be signed in counterparts.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.

EXCELSIOR TAX-EXEMPT                   UNITED STATES TRUST COMPANY
FUNDS, INC.                            OF NEW YORK



By: /s/ Frederick S. Wonham            By:  /s/ Kenneth G. Walsh
    ------------------------              ------------------------
    Name:  Frederick S. Wonham         Name:   Kenneth G. Walsh
    Title: President and Treasurer     Title:  Executive Vice President

                                       U.S. TRUST COMPANY



                                       By:  /s/ W. Michael Funck
                                           --------------------------
                                            Name:  W. Michael Funck
                                            Title: President and Chief
                                                   Executive Officer

                                       U.S. TRUST COMPANY, N.A.



                                       By:  /s/ Gregory F. Sanford
                                           --------------------------
                                            Name:  Gregory F. Sanford
                                            Title: President and Chief
                                            Executive Officer

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                                                                       Exhibit A


                        Excelsior Tax-Exempt Funds, Inc.
                        --------------------------------

Name of Portfolio                             Total Annual Operating Expenses
-----------------                             -------------------------------

Tax-Exempt Money Fund                         0.50%

New York Tax-Exempt Money Fund                0.60%

Intermediate-Term Tax-Exempt Fund             0.65%

Long-Term Tax-Exempt Fund                     0.80%

California Tax-Exempt Income Fund             0.50%

New York Intermediate-Term Tax-Exempt Fund    0.80%

Short-Term Tax-Exempt Securities Fund         0.60%

                                                                       Exhibit B


                        Excelsior Tax-Exempt Funds, Inc.
                        --------------------------------

Name of Portfolio                           Total Annual Operating Expenses
-----------------                           -------------------------------
California Tax-Exempt Income Fund           0.50%